UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

GALECTO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April , 2024

Dear Stockholders:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Galecto, Inc. (the “Company” or “Galecto”). The meeting will be held online on Thursday, June 20, 2024 at 9:00 a.m. Eastern Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/GLTO2024, where you will be able to vote electronically and submit questions. You will need the 16-digit control number, which is located on your proxy card or in the instructions accompanying your proxy materials, to attend the annual meeting. We are utilizing a virtual-only meeting format in order to leverage technology to enhance stockholder access to the Annual Meeting by enabling attendance and participation from any location. We believe that the virtual-only meeting format will give stockholders the opportunity to participate fully and equally, and without cost, and to exercise the same rights as if they had attended an in-person meeting.

Details regarding admission to the annual meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting, or the Notice, and Annual Meeting Proxy Statement, or the Proxy Statement. Only Galecto, Inc. stockholders of record at the close of business on April 25, 2024, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

At this Annual Meeting, the agenda includes the election of one Class I director for a three-year term ending at our 2027 Annual Meeting of Stockholders, the approval of an amendment to Galecto’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the shares of our common stock, and the ratification of the appointment of EY Godkendt Revisionspartnerselskab as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

This Proxy Statement, the proxy card and our Annual Report are being mailed to our stockholders on or about , 2024. This Proxy Statement and our 2023 Annual Report are available to holders of our common stock at www.proxyvote.com. Accordingly, you can access the proxy materials and vote at www.proxyvote.com. Instructions for accessing the proxy materials and voting are described below and in the Notice that you received in the mail. Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, or by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote online during the virtual meeting if you decide to attend the Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means, at your earliest convenience.

We hope that you will join us on Thursday, June 20, 2024. Your investment and continuing interest in the Company are very much appreciated.

Sincerely, /s/ Hans T. Schambye
Hans. T. Schambye, M.D., Ph.D.
President, Chief Executive Officer and Director

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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

GALECTO, INC.

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

TIME:	9:00 a.m. Eastern Time
DATE:	Thursday, June 20, 2024
PLACE:	The Annual Meeting will be conducted virtually at www.virtualshareholdermeeting.com/GLTO2024.
PURPOSES:

1. To elect Anne Prener, M.D., as a Class I member of the Board of Directors, to serve until the Company’s 2027 Annual Meeting of Stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation or removal;

2. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the shares of the Company’s common stock at a ratio of not less than 1-for-4 and not greater than 1-for-25 (or any number in between), with the exact ratio, effective time of and decision to implement the reverse stock split to be determined by the Board of Directors at any time within one year of the date of the Annual Meeting without further approval or authorization from the Company’s stockholders (the “Reverse Stock Split"); and

3. To ratify the selection of EY Godkendt Revisionspartnerselskab as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

RECORD DATE:	The Board of Directors has fixed the close of business on April 25, 2024 as the record date for determining stockholders entitled to notice of and to vote at the meeting.
MEETING ADMISSION:

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. In order to be able to attend the meeting, you will need the 16-digit control number, which is located on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting of Stockholders are also posted online at www.proxyvote.com.

VOTING BY PROXY:

If you are a stockholder of record, please vote via the Internet or, for shares held in street name, please vote in accordance with the voting instruction form you receive from your broker or nominee as soon as possible so your shares can be voted at the meeting. If you are a stockholder of record, you may also vote by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

By order of the Board of Directors,

/s/ Hans T. Schambye
Hans. T. Schambye, M.D., Ph.D. President, Chief Executive Officer and Director

Copenhagen N, Denmark
April , 2024

Important Notice Regarding the Availability of Proxy Materials for the Company’s Annual Meeting to be Held on June 20, 2024: This proxy statement, the accompanying proxy card or voting instruction card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”) are being mailed to our shareholders on or about , 2024. This proxy statement and the 2023 Annual Report are also available to stockholders of record for reviewing, printing and downloading at www.galecto.com by following the link for “Investors,” and at www.proxyvote.com. A copy of our 2023 Annual Report, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Galecto, Inc., Ole Maaloes Vej 3, DK-2200 Copenhagen N, Denmark, Attention: Corporate Secretary. This proxy statement and our 2023 Annual Report are also available on the SEC’s website at www.sec.gov.

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GALECTO, INC.

Ole Maaloes Vej 3

DK-2200 Copenhagen N

Denmark

75 State Street, Suite 100

Boston, Massachusetts 02109

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 20, 2024

AT 9:00 A.M. EDT

GENERAL INFORMATION

When are this proxy statement and the accompanying material scheduled to be sent to stockholders?

This Proxy Statement, the proxy card and our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”) are being mailed to our shareholders on or about , 2024. The Notice, this Proxy Statement and our Annual Report are also available to holders of our common stock at www.galecto.com by following the link for “Investors,” and at www.proxyvote.com.

Who is soliciting my vote?

The Board of Directors of Galecto, Inc. (the “Board of Directors”) is soliciting your vote for the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). We have also engaged Campaign Management, LLC (“Campaign Management”), a proxy solicitation firm, who may solicit proxies on the Board of Directors’ behalf.

When is the record date for the Annual Meeting?

The Board of Directors has fixed the record date for the 2024 Annual Meeting as of the close of business on April 25, 2024 (the “Record Date”).

How many votes can be cast by all stockholders?

A total of shares of common stock of the Company were outstanding on the Record Date and are entitled to be voted at the 2024 Annual Meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•

By Internet. Access the website of the Company’s tabulator, Broadridge, at: www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. If you vote on the Internet, you may also request electronic delivery of future proxy materials.

•

By Telephone. Call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•

By Mail. Complete and mail a proxy card in the enclosed postage prepaid envelope to Broadridge. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy card but do not specify how you want your shares voted, they will be voted FOR the director nominee named herein to the Company’s Board of Directors, FOR the Reverse Stock Split and FOR the ratification of EY Godkendt Revisionspartnerselskab as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and will be voted according to the discretion of the proxy holder upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof. If you are mailed or otherwise receive or obtain a proxy card or voting instruction form, and you choose to vote by telephone or by Internet, you do not have to return your proxy card or voting instruction form.

•	By Internet at the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at www.virtualshareholdermeeting.com/GLTO2024.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Campaign Management:

Strategic Stockholder Advisor and Proxy Solicitation Agent

15 West 38th Street, Suite #747, New York, New York 10018

North American Toll-Free Phone:

1-844-394-4517

Email: info@campaign-mgmt.com

Call Collect Outside North America: +1 (212) 632-8422

If your shares of common stock are held in street name (held for your account by a broker or other nominee):

•	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares by mail.

How do I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You will not be able to attend the meeting in person. Participation in the Annual Meeting, with the right to vote and submit questions, is limited to stockholders (both stockholders of record and beneficial holders) as of the close of business on the Record Date. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GLTO2024. The webcast will start at 9:00 a.m. Eastern Time on Thursday, June 20, 2024. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

What are the Board of Director’s recommendations on how to vote my shares?

The Board of Directors recommends a vote:

Proposal 1: FOR election of the one Class I director nominee (page 6)

Proposal 2: FOR the approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the shares of the Company’s common stock at a ratio of not less than 1-for-4 and not greater than 1-for-25 (or any number in between), with the exact ratio, effective time of and decision to implement the reverse stock split to be determined by the Board of Directors at any time within one year of the date of the Annual Meeting without further approval or authorization from the Company’s stockholders (page 28)

Proposal 3: FOR ratification of the selection of EY Godkendt Revisionspartnerselskab as the Company’s independent registered public accounting firm (page 36)

Who pays the cost for soliciting proxies?

The Company will pay the cost for the solicitation of proxies by the Board of Directors. The solicitation of proxies will be made primarily by mail and through internet access to materials. Proxies may also be solicited personally, by telephone, fax or e-mail by employees of the Company without any remuneration to such individuals other than their regular compensation. The Company may also reimburse brokers, banks, custodians, other nominees, and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

We have also engaged Campaign Management, LLC (“Campaign Management”), a proxy solicitation firm, who may solicit proxies on the Board of Directors’ behalf. We expect to pay Campaign Management a fee of approximately $15,000 in the aggregate, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. In addition, we have agreed to indemnify Campaign Management and certain related persons against certain liabilities arising out of or in connection with the engagement. Campaign Management may solicit proxies by mail, telephone, facsimile or e-mail.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the Annual Meeting. If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely return your proxy. Banks, brokers and other nominees can vote customers’ unvoted shares on routine matters, but cannot vote such shares on non-routine matters. If you do not timely return a proxy to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on routine matters, either vote your shares or leave your shares unvoted. Your bank, broker or other nominee cannot vote your shares on any non-routine matter. We believe that Proposal No. 1 is considered non-routine under applicable New York Stock Exchange rules. Thus, your broker, bank, or other nominee would not be able to vote on such a non-routine matter. See “What vote is required to approve each item and how are votes counted?” below.

We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this proxy statement.

Can I change my vote?

You may revoke your proxy at any time before it is voted by notifying our Corporate Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility. You may also attend the virtual meeting and vote during the meeting. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, by virtual attendance or by proxy, of holders of a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or brokers, bankers or other nominees who do not return a signed and dated proxy or attend the Annual Meeting virtually will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date. Withheld votes, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

What vote is required to approve each item and how are votes counted?

Votes cast by proxy or online at the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. The tabulators will count all votes FOR and AGAINST, abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting. Abstentions and broker non-votes, if any, are not counted as votes cast and, therefore, will have no effect on the outcome of Proposals 1 and 3. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

•
Proposal 1 - Election of one Class I director nominee

The nominee for director to receive the highest number of votes FOR election will be elected as a director. This is called a plurality. Proposal 1 is a non-routine matter. Therefore, if your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in street name by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may:

•
vote FOR the nominee; or
•
WITHHOLD your vote from the nominee.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

•
Proposal 2 - Approval of an Amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the shares of the Company’s common stock at a ratio of not less than 1-for-4 and not greater than 1-for-25 (or any number in between), with the exact ratio, effective time of and decision to implement the reverse stock split to be determined by the Board of Directors at any time within one year of the date of the Annual Meeting without further approval or authorization from the Company’s shareholders

To approve Proposal 2, holders of at least a majority of the outstanding shares of our common stock must vote FOR the proposal. Proposal 2 is a routine matter. Abstentions will have the effect of a vote against this proposal. The failure of a holder of record to vote will also have the effect of a vote against this proposal. While we anticipate that brokers will have discretionary authority to vote on this proposal in the absence of instructions from beneficial holders and thus there should be no broker non-votes, if a broker chooses not to exercise discretionary voting, it will have the effect of a vote against the proposal. Accordingly, it is critical that all holders vote on Proposal 2.

•
Proposal 3 - Ratification of selection of EY Godkendt Revisionspartnerselskab as our independent registered public accounting firm

To approve Proposal 3, holders of at least a majority of the votes cast on the matter must vote FOR the proposal. For the ratification of the selection of EY Godkendt Revisionspartnerselskab as our independent registered public accounting firm for our 2024 fiscal year, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of Proposal 3. Proposal 3 is a routine matter. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may vote your shares on Proposal 3.

If there are insufficient votes to approve the Proposals, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

The corporate actions described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

Could other matters be decided at the Annual Meeting?

The Company does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K (“Form 8-K”), that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Submitting Questions at the Annual Meeting

During the Annual Meeting, if you have your 16-digit control number and wish to ask a question, you may do so by clicking the Q&A button on the virtual meeting platform and entering your question in the field provided in the web portal at or before the time the matters are before the Annual Meeting for consideration. During the formal portion of the meeting, all questions presented should relate directly to the proposal under discussion, which will be answered before the voting is closed. We will also hold a question and answer period at the end of the meeting, as time permits, during which time we welcome questions not relating to specific proposals. To allow us to answer questions from as many stockholders as possible, we will limit each stockholder to two questions. Questions from multiple stockholders on the same topic or that are otherwise related to a particular topic may be grouped, summarized and answered together. If questions submitted are irrelevant to the business of the Annual Meeting or are out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment, we may not choose to not address them. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, such matters may be raised separately after the Annual Meeting. Following the meeting, we will post questions received during the meeting, and our responses thereto, on the Investors & News section of our website. If we received questions that were repetitive as to a particular topic, we may combine our answers to those questions into one answer on our website.

Our Annual Meeting will be governed by the Annual Meeting’s Rules of Conduct and will address the ability of stockholders to ask questions during the meeting and rules for how questions will be recognized and addressed. Please review the Annual Meeting’s Rules of Conduct for further details. The Annual Meeting’s Rules of Conduct will be posted on www.virtualshareholdermeeting.com/GLTO2024 approximately two weeks prior to the date of the Annual Meeting.

What if I have technical difficulties or trouble accessing the Annual Meeting?

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the virtual shareholder meeting log-in page. Technical support will be available starting at 8:45 a.m. Eastern Time on Thursday, June 20, 2024, and will remain available until the Annual Meeting has ended.

Implications of being an “emerging growth company” and smaller reporting company.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We may remain an emerging growth company until December 31, 2025, although circumstances could cause us to lose that status earlier. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.235 billion or (b) in which we are deemed to be a large accelerated filer, which requires the market value of our common stock that is held by non-affiliates to exceed $700.0 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year as of the end of our most recently completed second fiscal quarter. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) if the market value of our shares held by non-affiliates is more than $250 million but less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Who should I call if I have any additional questions?

If you hold your shares directly, please call Garrett Winslow of the Company, at +45 70 70 52 10. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight directors and is divided into three classes, with one class of our directors standing for election each year. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. The terms of the Class I directors are scheduled to expire on the date of the upcoming 2024 Annual Meeting. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors’ nominee for election by the stockholders is Anne Prener, M.D. If elected, the nominee will serve as a Class I director of the Company until the Annual Meeting in 2027 and until her successor is duly elected and qualified, or until her earlier death, resignation or removal. Chau Khuong and Søren Møller, Ph.D., who have served as Class I directors and whose terms will expire on the date of our 2024 Annual Meeting, have not been nominated for re-election at the 2024 Annual Meeting. Therefore, on April 11, 2024, our Board of Directors fixed the number of directors constituting our Board of Directors at six, effective as of the end of our 2024 Annual Meeting.

It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board of Directors will be voted for the election of the director nominee listed below. We have no reason to believe that the director nominee will be unavailable for election at the Annual Meeting. In the event that the director nominee is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. Pursuant to the Amended and Restated By-laws of the Company, the Board of Directors has determined to fix the number of directors at six as of the end of this year’s Annual Meeting. Vacancies on the Board of Directors, if any, are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by the stockholders. Your proxy cannot be voted for persons other than the director nominee named in this proxy statement.

Information relating to the director nominee and each continuing director, including his or her period of service as a director of the Company, principal occupation and other biographical material is shown below.

Voting Requirement to Approve Proposal

The Class I director will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the Annual Meeting. Broker non-votes and proxies marked to withhold authority with respect to the Class I director will not be treated as votes cast for this purpose, and therefore, will not affect the outcome of the election.

This proposal for the election of directors relates solely to the election of the Class I director nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR

THE DIRECTOR NOMINEE FOR CLASS I DIRECTOR:

ANNE PRENER, M.D.

(PROPOSAL 1 ON YOUR PROXY CARD)

DIRECTOR BIOGRAPHIES

The following table sets forth information concerning our directors as of April 15, 2024. The biographical description of each director includes the specific experience, qualifications, attributes and skills that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. Chau Khuong and Søren Møller, Ph.D., who have served as Class I directors and whose terms will expire on the date of our 2024 Annual Meeting, have not been nominated for re-election at the 2024 Annual Meeting.

CLASS I DIRECTOR NOMINEE - FOR A THREE-YEAR TERM EXPIRING AT THE 2027 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE

Anne Prener, M.D. has served as a member of our Board of Directors since 2021. Dr. Prener has served as Chief Executive Officer of Imbria Inc. since July 2020 and as venture partner at SV Health Investors since September 2020. From July 2017 to June 2019, Dr. Prener served as CEO of Freeline Ltd. Prior to joining Freeline, she served as CEO of Gyroscope Therapeutics Ltd., a gene therapy company focused on eye diseases, from August 2016 until July 2017. Before that, Dr. Prener was Global Therapeutic Area Head of Hematology and Vice President, Clinical Research Hematology at Baxalta. Earlier in her career, Dr. Prener held several positions of increasing responsibility at Novo Nordisk, most recently serving as Senior Vice President, Hemophilia R&D Portfolio. Dr. Prener previously served on the boards of directors of Rubius Therapeutics, Inc. and Kaleido Bioscience, Inc. Dr. Prener holds a Ph.D. in epidemiology and an M.D., both from the University of Copenhagen. We believe that Dr. Prener is qualified to serve on our Board of Directors based on because of her medical and clinical experience in the biopharmaceutical industry.

	66	2021

CLASS II DIRECTORS – TERM EXPIRING AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE

Carl Goldfischer, M.D. has served as a member of our Board of Directors since 2020 and as our chair of the Board of Directors since July 2021. Dr. Goldfischer served as an Investment Partner, Managing Director, member of the board of directors and member of the executive committee of Bay City Capital LLC (“Bay City Capital”), a life sciences investment firm, since January 2000 until 2020, and is currently a member of its Scientific Advisory Board. Prior to joining Bay City Capital, Dr. Goldfischer was, until mid-2000, Chief Financial Officer of ImClone Systems, a biopharmaceutical company. Dr. Goldfischer has served on the board of directors of two publicly traded biotech companies, Epizyme, Inc., since September 2009, and Imara Inc., since January 2016. He has previously served on the board of directors of EnteroMedics Inc., now ReShape Lifesciences Inc., a public medical device company, from 2004 to September 2017, MAP Pharmaceuticals, Inc., a biopharmaceutical company, from 2004 to 2011 and Poniard Pharmaceuticals, Inc., a public biopharmaceutical company, from 2000 to 2012. Dr. Goldfischer holds a B.A. from Sarah Lawrence College and an M.D. with honors in Scientific Research from Albert Einstein College of Medicine. We believe that Dr. Goldfischer is qualified to serve as a member of our Board of Directors due to his prior management and board experience in the biotech industry

	65	2020

David Shapiro, M.D. has served as a member of our Board of Directors since 2020. Dr. Shapiro currently serves as the President and Chief Executive Officer of Integrated Quality Resources, LLC, a biotechnology and pharmaceutical development consulting company. Dr. Shapiro served as Chief Medical Officer and head of R&D at Intercept Pharmaceuticals, Inc., a biopharmaceutical company, from April 2007 to May 2019. Earlier in his career, Dr. Shapiro was Chief Medical Officer, EVP Medical Affairs at Idun Pharmaceuticals, Inc., a biotechnology company which was acquired by Pfizer in 2005. Dr. Shapiro also served as President of the Scripps Medical Research Center at Scripps Clinic from 1995 to 1997 and has held senior appointments at several biotechnology companies. Prior to joining the biotechnology sector, he led Merck & Co.’s hypertension clinical research program. Dr. Shapiro holds an M.D. from Dundee University and Medical School and undertook the equivalency of his medical residency and fellowship in pulmonary medicine at the Oxford University Teaching Hospitals and the University of Vermont. He is a fellow of the Royal College of Physicians of London (FRCP) and is an FFPM and FAASLD. We believe that Dr. Shapiro is qualified to serve as a member of our Board of Directors due to his prior management experience in the biotechnology industry.

	69	2020

CLASS III DIRECTORS – TERM EXPIRING AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS	AGE	DIRECTOR SINCE

Jayson Dallas, M.D. has served on our Board of Directors since 2020. Dr. Dallas has served as the Chief Executive Officer of Rivus Pharmaceuticals since June 2023, having previously served as Executive Chair since April 2021. Dr. Dallas previously served as President, Chief Executive Officer and a director of Aimmune Therapeutics, Inc., a biopharmaceutical company, from June 2018 until its acquisition by Nestlé Health Science in December 2020. Prior to joining Aimmune, he served as the first Chief Commercial Officer and Executive Vice President of Ultragenyx Pharmaceutical, Inc., a publicly held biopharmaceutical company, since August 2015. Prior to Ultragenyx, Dr. Dallas served as General Manager of F. Hoffman-La Roche Ltd. (“Roche”), a healthcare company, in the United Kingdom from January 2013 to July 2015. Before joining Roche, he held two positions at Genentech, a pharmaceutical company in South San Francisco, as Head of Global Oncology Launch Excellence and Biosimilar Strategy and Head of Global Product Strategy for Immunology and Ophthalmology. Earlier in his career, Dr. Dallas worked at Novartis and Pfizer / Pharmacia in the United States and previously at Roche in Switzerland. Dr. Dallas previously served on the board of directors of Arena Pharmaceuticals from 2017 to 2022. Dr. Dallas holds an M.D. from the University of the Witwatersrand, Johannesburg, South Africa and an M.B.A. from Ashridge Business School in the United Kingdom. We believe that Dr. Dallas is qualified to serve on our Board of Directors based on his global experience in drug development, medical, commercial planning, and business operations in the biopharmaceutical and healthcare industry.

	56	2020

Amit D. Munshi has served on our board of directors since 2020. Mr. Munshi has served as Chief Executive Officer and Chairman of the Board of ReNAgade Therapeutics, a private biotechnology company, since May 2023. Prior to that, Mr. Munshi served as President, Chief Executive Officer and a director of Arena Pharmaceuticals, Inc., a biopharmaceutical company, from May 2016 until its acquisition by Pfizer Inc. in March 2022. Mr. Munshi served as President and Chief Executive Officer and a director of Epirus Biopharmaceuticals, Inc., a biopharmaceutical company, from May 2012 to May 2016. He served as President and Chief Executive Officer of Percivia LLC, a biotechnology company later acquired by Johnson & Johnson, from April 2011 to May 2012. Earlier in his career, Mr. Munshi co-founded and served as Chief Business Officer of Kythera Biopharmaceuticals, Inc., later acquired by Allergan plc, from August 2005 to January 2011, and held multiple leadership positions at Amgen Inc. from September 1997 to January 2005, including General Manager, Nephrology Europe. Mr. Munshi also cofounded Oxeia Biopharmaceuticals, Inc., a clinical-stage biotechnology company, in August 2014. In July 2016, Epirus filed a voluntary Chapter 7 petition in the United States Bankruptcy Court for the District of Massachusetts. Mr. Munshi currently serves on the board of directors of Zura Bio Inc., MPM StealthCo LLC, and Enterprise Therapeutics Ltd, a biopharmaceutical company, and previously served on the board of multiple public and private boards including Arena Pharmaceuticals, Inc. Mr. Munshi holds a B.S. in Economics and a B.A. in History from the University of California, Riverside, and an M.B.A. from the Peter F. Drucker School of Management at Claremont Graduate University. We believe Mr. Munshi is qualified to serve on our board of directors based on his experience as an executive in the biopharmaceutical industry.

	56	2020

Hans T. Schambye, M.D., Ph.D. has served as Chief Executive Officer of the Galecto group since November 2011, including as Chief Executive Officer of Galecto, Inc. since 2020, and as a member of our Board of Directors since 2020. Prior to joining us, Dr. Schambye served as the Chief Executive Officer of ReceptIcon A/S, a Danish biotechnology company, from September 2006 to November 2009. Before ReceptIcon A/S, Dr. Schambye worked at Gastrotech Pharma A/S, a Danish biotechnology company, where he served in increasing roles of responsibility, including Senior Vice President, Research & Development from March 2004 to February 2005 and as Chief Executive Officer from February 2005 to August 2006. Earlier in his career, Dr. Schambye served as Director of Biology and Pharmacology and Head of Portfolio Management at Maxygen, a U.S. biotechnology company. Dr. Schambye has co-founded several biotechnology companies, including ProFound Pharma A/S, a Danish biotechnology company, which was acquired by Maxygen in 2000. Dr. Schambye holds an M.D. from Odense University and a Ph.D. in Health Care and Medicine from Copenhagen University. We believe that Dr. Schambye is qualified to serve as a member of our board of directors due to his prior management experience in the biotech industry.

	59	2020

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers, as of April 15, 2024:

Name	Age	Position(s)

Hans T. Schambye, M.D., Ph.D.(1)	59	President, Chief Executive Officer and Director
Jonathan Freve	46	Chief Financial Officer
Garrett Winslow	45	General Counsel

(1)	Dr. Schambye is also a director of the Company and his biographical information appears on page 8.

Jonathan Freve has served as our Chief Financial Officer since April 2020. Prior to joining us, Mr. Freve served as Chief Financial Officer and Treasurer of Spring Bank Pharmaceuticals, Inc., a biopharmaceutical company, from December 2014 to April 2020. Earlier in his career, Mr. Freve worked at Santaris Pharma, a Danish biotechnology company, as Sr. Director of Finance, and at the FASB and at PricewaterhouseCoopers LLC, where he worked in audit and transaction services. Mr. Freve holds a B.A. in Business Administration from the University of Massachusetts, Amherst.

Garrett Winslow has served as our General Counsel and Corporate Secretary since May 2021. Mr. Winslow served as the General Counsel and Corporate Secretary of Spring Bank Pharmaceuticals, Inc., a biopharmaceutical company, from January 2017 to November 2020. Prior to joining Spring Bank, Mr. Winslow was a member in the Corporate and Securities group at the Boston office of Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo, P.C. Mr. Winslow received his Masters in Taxation from Boston University Law School, J.D. from Suffolk University Law School and B.A. degree in Business Administration from the University of Washington.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Composition

We currently have eight directors and the terms of office of the directors are divided into three classes:

•	Class I, whose term will expire at the Annual Meeting of Stockholders to be held in 2024;

•	Class II, whose term will expire at the Annual Meeting of Stockholders to be held in 2025; and

•	Class III, whose term will expire at the Annual Meeting of Stockholders to be held in 2026.

Class I consists of Chau Q. Khuong, Anne Prener, M.D. and Søren Møller, Ph.D., Class II consists of David Shapiro, M.D. and Carl Goldfischer, M.D., and Class III consists of Jayson Dallas, M.D., Hans T. Schambye, M.D., Ph.D. and Amit D. Munshi. At each annual meeting of Stockholders, the successors to directors whose terms will then expire shall serve from the time of election and qualification until the third annual meeting of Stockholders following election and until their successors are duly elected and qualified. A resolution of the Board of Directors may change the authorized number of directors. Chau Khuong and Søren Møller, Ph.D., who have served as Class I directors and whose terms will expire on the date of our 2024 Annual Meeting, have not been nominated for re-election at the 2024 Annual Meeting. Therefore, on April 11, 2024, our Board of Directors fixed the number of directors constituting our Board of Directors at six, effective as of the end of our 2024 Annual Meeting. This classification of the Board of Directors may have the effect of delaying or preventing changes in control or management of the Company.

Board Independence

Our Board of Directors has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that each of our directors, except for Hans T. Schambye, M.D., Ph.D., who serves as our President and Chief Executive Officer, is independent within the meaning of the director independence standards of the Nasdaq Stock Market (“Nasdaq”) rules and the SEC. There are no family relationships among any of our directors or executive officers. Dr. Schambye is not an independent director under these rules because he is an executive officer of the Company.

In making such determination, our Board of Directors evaluated, and will continue to evaluate at least on an annual basis, all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director.

Board Meetings and Attendance

Our Board of Directors held eleven (11) meetings during the fiscal year ended December 31, 2023. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the fiscal year ended December 31, 2023, in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee. The Company encourages its directors to attend our annual meeting of stockholders. Seven of our directors then in office attended our 2023 annual meeting of stockholders.

Board Committees

Our Board of Directors has established four (4) standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Research and Development Committee, each of which is comprised solely of independent directors, and is described more fully below. Each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Research and Development Committee operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board of Directors for approval. The charters for the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Research and Development Committee are all available on our website at www.galecto.com under “Investors” at “Corporate Governance.”

Audit Committee

Our Audit Committee is currently composed of Carl Goldfischer, M.D., Chau Khuong and Amit D. Munshi, with Dr. Goldfischer serving as chair of the committee. Effective as of the date of the 2024 Annual Meeting, Jayson Dallas, M.D. will replace Chau Khuong on the Audit Committee. Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Our Board of Directors has determined that Dr. Goldfischer is an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq. During the fiscal year ended December 31, 2023, the Audit Committee held four (4) meetings. The report of the Audit Committee is included in this Proxy Statement under “Report of the Audit Committee.” The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	assisting the Board with its oversight of our programs, plans, controls and policies relating to cybersecurity and data protection risks;
•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing material related person transactions for potential conflict of interest situations and approving such transactions; and

•

at least annually, reviewing and reassessing the adequacy of the audit committee charter and recommending to the Board of Directors any amendments or modifications to the charter that the Audit Committee deems appropriate.

Compensation Committee

Our Compensation Committee is currently composed of Anne Prener, M.D., Søren Møller, Ph.D. and David Shapiro, M.D., with Dr. Shapiro serving as chair of the committee. Effective as of the date of the 2024 Annual Meeting, Dr. Møller will not be a member of the Compensation Committee and we will not fill the vacancy. Our Board of Directors has determined that each member of the Compensation Committee is “independent” as defined under the applicable listing standards of Nasdaq. During the fiscal year ended December 31, 2023, the Compensation Committee held five (5) meetings. The Compensation Committee’s responsibilities include:

•	reviewing on a periodic basis the operation of our executive compensation programs to determine whether they remain supportive of our business objectives;

•	reviewing the performance of our chief executive officer, and approving or recommending to the Board of Directors the compensation of our chief executive officer;

•	reviewing the performance of our other executive officers, and approving the compensation of our other executive officers;

•	overseeing and administering our compensation and similar plans;

•	reviewing and approving structures and guidelines for various incentive compensation and benefit plans;

•	reviewing and approving and recommending to the Board of Directors the compensation of our outside directors;
•	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement;
•	reviewing and approving the retention, termination or compensation of any consulting firm or outside advisor to assist in the evaluation of compensation matters;
•	administering our Incentive Compensation Recovery Policy; and
•

at least annually, reviewing and reassessing the adequacy of the compensation committee charter and recommending to the Board of Directors any amendments or modifications to the charter that the Compensation Committee deems appropriate.

Our Compensation Committee makes adjustments to annual compensation, determines bonuses and equity awards, and establishes (with input from the Board of Directors) new performance objectives. Our Compensation Committee will consider matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and analyses of executive and director compensation paid at a peer group of other companies approved by our Compensation Committee. The Compensation Committee may delegate its authority to grant certain equity awards to one or more officers of the Company, including our Chief Executive Officer, and for fiscal year 2023 it delegated such authority to Dr. Schambye.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Chau Q. Khuong, Jayson Dallas, M.D., and Søren Møller, Ph.D., with Dr. Dallas serving as chair of the committee. Effective as of the date of the 2024 Annual Meeting, Mr. Khuong and Dr. Møller will not be members of the Nominating and Corporate Governance Committee and Carl Goldfischer, M.D., will be appointed as a new member of the committee. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable listing standards of Nasdaq. During fiscal year ended December 31, 2023, the Nominating and Corporate Governance Committee held one (1) meeting. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board of Directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•	reviewing the composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•	identifying individuals qualified to become members of the Board of Directors;
•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board of Directors’ committees;

•	developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines;

•	overseeing the evaluation of our Board of Directors and management;
•	overseeing our environmental, social and governance (ESG) initiatives; and
•

at least annually, reviewing and reassessing the adequacy of the nominating and corporate governance committee charter and recommending to the Board of Directors any amendments or modifications to the charter that the Nominating and Corporate Governance Committee deems appropriate.

We believe that the composition and functioning of our Nominating and Corporate Governance Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Research and Development Committee

In February 2022, our Board of Directors established a Research and Development Committee of our Board of Directors. Our Research and Development Committee is currently composed of Jayson Dallas, M.D., Anne Prener, M.D., and David Shapiro, M.D., with Dr. Shapiro serving as chair of the committee. Our Board of Directors has determined that each member of the Research and Development Committee is “independent” as defined under the applicable listing standards of Nasdaq. During fiscal year ended December 31, 2023, the Research and Development Committee held one (1) meeting. The Research and Development Committee’s responsibilities include:

•	reviewing and advising the Board of Directors and management regarding the long-term strategic goals and objectives and the quality and direction of our research and development programs;

•	reviewing our research and development pipeline;

•	monitoring and evaluating trends in research and development, and recommending to the Board of Directors and management emerging technologies for building our technological strength;

•	recommending approaches to acquiring and maintaining technology positions (including but not limited to contracts, grants, collaborative efforts, alliances, and capital);

•	advising the Board of Directors and management on the scientific aspects of business development transactions; and

•	assisting the Board of Directors with its oversight responsibility for enterprise risk management in areas affecting our research and development.

Our Board of Directors may from time to time establish other committees.

Identifying and Evaluating Director Nominees

Our Board of Directors is responsible for identifying and recommending qualified board members. The Board of Directors delegates the selection process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors will take part in the process as appropriate.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with other directors, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then discusses and evaluates the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors.

Director Qualifications and Diversity

Our Nominating and Corporate Governance Committee’s priority in selecting board members is identification of persons who will further the interests of Galecto through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy. They will consider, among other things, the following when recommending candidates for the Board of Directors’ selection as director nominees for the Board and as candidates for appointment to the Board of Directors’ committees: the current size and composition of the Board, the needs of the Board and its respective committees, such factors as character, integrity, judgment, diversity, reputation, the skills of the proposed director candidate, the ability to devote sufficient time, his or her depth and breadth of professional experience, education or other background characteristics, his or her independence and understanding of the Company’s business and industry, length of service, and other relevant criteria.

While we have no formal policy regarding board diversity, our Board of Directors believes that social diversity and professional diversity is key to representing the interests of stockholders effectively. In evaluating prospective director candidates, our Nominating and Corporate Governance Committee may consider, in addition to the qualifications set forth above and other criteria for board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, diversity, including but not limited to race, gender or national origin, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the Board. Our Board currently includes one director who identifies as women, and three directors who identify as a racial or ethnic minority.

The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. The policy adopted by the Nominating and Corporate Governance Committee provides that candidates recommended by stockholders are given appropriate consideration in a similar manner as other candidates.

Board Diversity

We are committed to diversity and inclusion, as reflected by our Board of Directors. Our directors come from diverse backgrounds, including with respect to differences of age, gender, background, viewpoint, professional experience, education, skills and other individual qualities and attributes. The below board diversity matrix reports self-identified diversity statistics for our Board of Directors.

Board Diversity Matrix (As of April 25, 2024)
Total Number of Directors	8
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	7	—	—
Part II: Demographic Background
Asian (other than South Asian)	—	—	—	—
African American or Black	—	—	—	—
Alaskan Native or native American	—	—	—	—
Asian		2
Hispanic or Latin	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Non-Management Director Meetings

Our independent directors meet in regularly scheduled executive sessions without management. These executive sessions occur in conjunction with regularly scheduled meetings of our Board of Directors and its standing committees and otherwise as needed.

Communication with the Directors

Any interested party with concerns about our company may report such concerns or otherwise communicate to the Board of Directors, as a whole or to committees or individual directors, by submitting a written communication to the attention of the Board of Directors, committee or individual directors, as applicable, at the following address:

c/o Galecto, Inc.

Ole Maaloes Vej 3

DK-2200 Copenhagen N

Denmark

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, supplier, or other interested party.

A copy of any such written communication may also be forwarded to the Company’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The directors may discuss the matter with the Company’s legal counsel, with independent advisors, with other directors, or with the Company’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we receive repetitive or duplicative communications.

The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

Stockholder Engagement

Senior management regularly engages with our stockholders at industry conferences and investor meetings. In response to feedback gained through these meetings, we remain focused on delivering on our growth strategy, and we continue to enhance the transparency and disclosure of our financial, operational and governance performance.

Leadership Structure and Risk Oversight

Our Board of Directors is currently chaired by Carl Goldfischer, M.D. The Board of Directors has determined that Dr. Goldfischer is an independent director. However, our corporate governance guidelines provide that the chair of the Board of Directors may be filled based upon the Board of Director’s view of what is in the best interest of the company, and that such person could be the Company’s chief executive officer or another member of the Board who is not an independent director.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, research and development activities, operations, strategic direction and intellectual property, as more fully discussed under “Risk Factors” in our 2023 Annual Report. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, including as disclosed in the descriptions of the standing committees and in the charters of each of such committees, has responsibility for the oversight of risk management.

The full Board of Directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chair of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next board meeting. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

EXECUTIVE OFFICER COMPENSATION

The following discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation policies and practices that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. The compensation provided to our named executive officers for the fiscal year ended December 31, 2023 and December 31, 2022 is detailed in the Summary Compensation Table and accompanying footnotes and narrative that follow. Our named executive officers are:

•
Hans T. Schambye, M.D., Ph.D., our President and Chief Executive Officer;
•
Bertil Lindmark, our former Chief Medical Officer;
•
Jonathan Freve, our Chief Financial Officer; and
•
Garrett Winslow, our General Counsel.

To date, the compensation of our named executive officers has consisted of a combination of base salary, cash incentive compensation and long-term incentive compensation, as more fully described below. Our named executive officers, like all full-time employees, are eligible to participate in our health and welfare benefit plans.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for the year ended December 31, 2023 and December 31, 2022, as applicable.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)
Hans T. Schambye, M.D., Ph.D.
President and Chief Executive Officer	2023	505,741	181,600	277,774	—		965,115
	2022	473,182	226,953	694,682	—		1,394,817
Bertil Lindmark, M.D., Ph.D.
Former Chief Medical Officer	2023	335,808	—	20,259	463,551	(4)	819,618
	2022	417,260	110,804	286,934	—		814,998

Jonathan Freve
Chief Financial Officer	2023	458,640	110,100	106,789	25,800	(5)	701,329
	2022	441,506	141,120	284,187	22,300	(5)	889,113

Garrett Winslow(6)
General Counsel	2023	385,000	69,300	74,288	25,800	(5)	554,388

(1)
For Dr. Schambye and Dr. Lindmark, the values stated have been converted from Danish Krone (DKK) to U.S. dollar (USD) at a rate of 6.8928:1 in 2023 and 7.0830:1 in 2022, which is the average DKK:USD exchange rate throughout the applicable fiscal year. See “Narrative Disclosure to Summary Compensation Table – Employment Arrangements” below.
(2)
The amounts set forth herein reflect bonuses earned during the respective years. For Dr. Schambye and Dr. Lindmark, the values stated have been converted from Danish Krone (DKK) to U.S. dollar (USD) at a rate of 6.9058:1 in 2023 and 7.0845:1 in 2022, which is the DKK:USD exchange rate prevailing as of the effective date of the respective bonus determination by our Compensation Committee.
(3)
These amounts reflect the aggregate grant date fair value of option awards for fiscal years 2023 and 2022, respectively, computed in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements included in our 2023 Annual Report. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our officers upon the exercise of the stock options or any sale of the underlying shares of common stock.
(4)
Dr. Lindmark left the Company effective September 30, 2023. Represents severance payments made to Dr. Lindmark in accordance with Section 7 of our Executive Separation Benefits Plan as follows: $358,003 representing base salary payments and $105,548 representing the bonus awarded to Dr. Lindmark for fiscal year 2023.
(5)
Consists of employer matching contributions of $19,800 and $18,300 in 2023 and 2022, respectively, under a 401(k) plan and employer contributions of $6,000 and $4,000 under a health savings account in 2023 and 2022, respectively.
(6)
Mr. Winslow was not a named executive officer for fiscal year 2022. As a result, no compensation information for Mr. Winslow for 2022 is included in this table.

Narrative Disclosure to Summary Compensation Table

The amounts provided above were paid pursuant to the terms of each named executive officer’s letter agreement, in each case, as described below. Any salary or bonus determinations made for non-U.S. employees of the Corporation in U.S. Dollars were converted into and paid in such employee’s local currency based on the exchange rate prevailing as of the effective date of the respective salary increase or bonus determination, as applicable, unless otherwise determined by the Board of Directors.

Cash Bonus

Our discretionary annual bonus program is intended to reward our named executive officers for meeting objective or subjective performance goals for a fiscal year. Our Board of Directors or Compensation Committee may approve annual bonuses for our named executive officers based on individual performance, company performance, or as otherwise determined appropriate. The target bonus, as a percent of base salary, for each of our named executive officers is listed below and the amounts ultimately earned are set forth in the Summary Compensation Table, above.

Name and Principal Position	2023 Target Bonus (% of base salary)
Hans T. Schambye, M.D., Ph.D.	60
President and Chief Executive Officer

Bertil Lindmark, M.D., Ph.D.	40
Former Chief Medical Officer

Jonathan Freve	40
Chief Financial Officer

Garrett Winslow	30
General Counsel

Employment Arrangements

Service Agreement with Hans T. Schambye, M.D., Ph.D.

In connection with our initial hiring of Dr. Schambye as our Chief Executive Officer, we entered into a service agreement with him in April 2013. The service agreement provides that Dr. Schambye is entitled to an annualized base salary, to be adjusted in accordance with normal business practices and at our sole discretion, during his employment with us, and that he is eligible, at our sole discretion, to earn an annual bonus target, to be adjusted with normal business practices and at our sole discretion. Under the service agreement,

Dr. Schambye’s employment with us can be terminated at any time and for any reason by him with three months’ written notice or us with nine months’ written notice of termination on the last day of a month. See “—Additional Narrative Description – Change of Control and Severance Arrangements” below for a description of the severance obligations that Dr. Schambye is entitled.

On December 6, 2022, we increased Dr. Schambye’s base salary, effective as of January 1, 2023, to DKK 3,484,000 ($490,303 USD), and he is eligible, at the sole discretion of our Board, to earn a target bonus equal to 60% of his base salary. For 2023, Dr. Schambye received a bonus of DKK 1,254,100 ($181,600 USD), which was determined by the Compensation Committee in its discretion based on the achievement of 60% of the predetermined Company performance metrics. On December 14, 2023, Dr. Schambye's base salary for calendar year 2024 was increased to account for cost of living adjustments to DKK 3,623,000 ($524,500).

Employment Contract and Amended Separation Agreement with Bertil Lindmark, M.D.

In connection with our initial hiring of Dr. Lindmark as our Chief Medical Officer, we entered into an employment contract with him on November 28, 2019 and an addendum to such employment contract on January 15, 2020, commencing employment on February 1, 2020. The employment agreement provided that Dr. Lindmark was entitled to an annualized base salary, to be adjusted in accordance with normal business practices and at our sole discretion, during his employment with us, and that he was eligible, at our sole discretion, to earn an annual bonus target, to be adjusted with normal business practices and at our sole discretion. In September 2023, we announced a restructuring plan under which Dr. Lindmark's position was eliminated effective September 30, 2023. Accordingly, Dr. Lindmark received separation benefits in accordance with Section 7 of the Company’s Executive Separation Benefits Plan that is filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. See “—Additional Narrative Description – Change of Control and Severance Arrangements” below for a description of these severance obligations. In the fourth quarter of 2023, we entered into an amended separation agreement with Dr. Lindmark whereby we agreed to pay him a portion of his remaining continued base salary in 2023, which is included in the “All Other Compensation” column of the Summary Compensation Table.

On December 6, 2022, we increased Dr. Lindmark’s base salary, effective as of January 1, 2023, to DKK 3,037,000 ($427,397 USD) and he was eligible, at the sole discretion of our Board, to earn a target bonus equal to 40% of his base salary. For 2023, as part of our amended separation agreement with Dr. Lindmark, he received a bonus of DKK 728,900 ($105,548 USD), which was determined by the Compensation Committee in its discretion based on the achievement of 60% of the predetermined Company performance metrics.

Employment Agreement with Jonathan Freve

In connection with our initial hiring of Mr. Freve as our Chief Financial Officer, we entered into and subsequently amended an employment agreement with him in March 2020, providing for standard terms of employment including base salary, annual target bonus and benefits eligibility. Under the amended employment agreement, Mr. Freve’s employment with us can be terminated at any time and for any reason by him or us at any time. See “—Additional Narrative Description – Change of Control and Severance Arrangements” below for a description of the severance obligations that Mr. Freve is entitled.

On December 6, 2022, we increased Mr. Freve’s base salary, effective as of January 1, 2023, to $458,640. For 2023, Mr. Freve received a bonus of $110,100, which was determined by the Compensation Committee in its discretion based on the achievement of 60% of the predetermined Company performance metrics. On December 14, 2023, Mr. Freve’s base salary for calendar year 2024 was increased to account for cost of living adjustments to $477,000.

Employment Agreement with Garrett Winslow

In connection with our initial hiring of Mr. Winslow as our General Counsel, we entered into an employment agreement with him in March 2020, providing for standard terms of employment including base salary, annual target bonus and benefits eligibility. Under the employment agreement, Mr. Winslow’s employment with us can be terminated at any time and for any reason by him or us at any time. See “—Additional Narrative Description – Change of Control and Severance Arrangements” below for a description of the severance obligations that Mr. Winslow is entitled.

On December 6, 2022, we increased Mr. Winslow’s base salary, effective as of January 1, 2023, to $385,000. For 2023, Mr. Winslow received a bonus of $69,300, which was determined by the Compensation Committee in its discretion based on the achievement of 60% of the predetermined Company performance metrics. On December 14, 2023, Mr. Winslow’s base salary for calendar year 2024 was increased to account for cost of living adjustments to $400,400.

Retention Agreements

On September 26, 2023, we announced our intention to explore strategic alternatives and reduced our headcount by approximately 70% (the “Restructuring Plan”). In connection with the Restructuring Plan, the Board approved (i) retention agreements for certain employees remaining with the Company, including Messrs. Freve and Winslow and (ii) a cash bonus agreement for Dr. Schambye.

Pursuant to the terms of Messrs. Freve’s and Winslow’s retention agreements, each of Messrs. Freve and Winslow are entitled to a cash bonus equal to 100% of his target bonus ($183,456 and 115,500, respectively) upon the earlier of (i) December 31, 2024, provided he remains employed by us as of such date, (ii) a Sale Event (as defined in the Company’s Separation Benefits Plan), or (iii) his termination without Cause (as defined in the Separation Benefits Plan).

Pursuant to the terms of Dr. Schambye’s bonus agreement, Dr. Schambye is entitled to a cash bonus of up to DKK 2,090,208, payable upon the achievement of certain corporate and strategic milestones for the Company.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2023:

Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Hans T. Schambye, M.D., Ph.D.	6,759	(1)	—	3.98	3/22/2030
President and Chief Executive	18,197	(1)	—	4.78	3/22/2030
Officer	19,496	(1)	—	5.97	3/22/2030
	207,976	(2)	—	1.95	6/24/2030
	422,452	(3)	97,488	7.70	10/6/2030
	167,708	(4)	62,292	13.00	1/5/2031
	137,760	(5)	149,740	3.24	1/4/2032
	—	(6)	300,000	1.21	1/4/2033

Bertil Lindmark, M.D., Ph.D.	174,179	(2)	—	1.95	3/31/2024
Former Chief Medical Officer	87,083	(4)	—	13.00	3/31/2024
	79,166	(5)	—	3.24	3/31/2024
	47,916	(6)	—	1.21	3/31/2024

Jonathan Freve	198,984	(7)	18,090	1.95	6/24/2030
Chief Financial Officer	69,270	(4)	25,730	13.00	1/5/2031
	56,901	(5)	61,849	3.24	1/4/2032
	—	(6)	115,000	1.21	1/4/2033

Garrett Winslow	77,500	(8)	42,500	5.61	6/15/2031
General Counsel	35,937	(5)	39,063	3.24	1/4/2032
	—	(6)	80,000	1.21	1/4/2033
(1)
This option was granted on March 22, 2020 and was fully vested as of the grant date.
(2)
This option was granted on June 24, 2020 and 25% of the shares subject to such option vested and became exercisable on October 22, 2019, with the remaining shares vesting in equal monthly installments thereafter through October 22, 2022.
(3)
This option was granted on October 7, 2020 and 25% of the shares subject to such option vested and became exercisable on September 27, 2021, with the remaining shares vesting in equal monthly installments thereafter through September 27, 2024.
(4)
This option was granted on January 5, 2021 and 25% of the shares subject to such option vested and became exercisable on January 5, 2022, with the remaining shares vesting in equal monthly installments thereafter through January 4, 2025.
(5)
This option was granted on January 4, 2022 and 25% of the shares subject to such option vested and became exercisable on January 4, 2023, with the remaining shares vesting in equal monthly installments thereafter through January 4, 2026.
(6)
This option was granted on January 4, 2023 and 25% of the shares subject to such option vested and became exercisable on January 4, 2024, with the remaining shares vesting in equal monthly installments thereafter through January 4, 2027.
(7)
This option was granted on June 24, 2020 and 25% of the shares subject to such option vested and became exercisable on April 27, 2021, with the remaining shares vesting in equal monthly installments thereafter through April 26, 2024.

(8)
This option was granted on June 15, 2021 and 25% of the shares subject to such option vested and became exercisable on May 3, 2022, with the remaining shares vesting in equal monthly installments thereafter through May 3, 2025.

Additional Narrative Description

Change in Control and Severance Arrangements

On June 30, 2021, our Compensation Committee adopted a separation benefits plan (the “Separation Benefits Plan”) that is applicable to our named executive officers, as well as other members of our management team and employees designated by the Compensation Committee or Board of Directors.

The Separation Benefits Plan provides for separation benefits in the event of (i) a termination of the named executive officer’s employment by the Company other than for Cause (as such term is defined in the Separation Benefits Plan) or (ii) a resignation by such named executive officer for Good Reason (as such term is defined in the Separation Benefits Plan). The separation benefits set forth in the Separation Benefits Plan supersede the provisions of any agreements between the named executive officer and the Company that provide for severance benefits.

Under the terms of the Separation Benefits Plan, subject to the execution and effectiveness of a separation and release of claims agreement, if a named executive officer’s employment is terminated by us other than for Cause, or the named executive officer resigns for Good Reason, and the termination does not occur upon a Sale Event (as such term is defined in the Separation Benefits Plan) or within twenty-four (24) months following a Sale Event (the “Post-Sale Period”), we will be obligated to:

•

continue to pay the named executive officer’s monthly base salary for a period (the “Severance Period”) of (i) fifteen (15) months, in the case of Dr. Schambye, (ii) or twelve (12) months, in the case of Dr. Lindmark and Messrs. Freve and Winslow;

•

accelerate the vesting of equity awards held by the named executive officer at the date of termination (other than equity awards that vest on the basis of performance and do not provide solely for time-based vesting), such that the equity awards that would have vested during the Severance Period shall become vested;

•

pay to the named executive officer a prorated amount equal to the bonus award for the year in which the termination of employment occurs, subject to the achievement of applicable bonus criteria as determined by the Board of Directors and payable at the same time as annual bonuses, if any, are paid to our other executive officers; and

•

for Messrs. Freve and Winslow, who are located in the United States and are eligible to receive medical, dental and/or vision insurance pursuant to COBRA, pay on their behalf the share of the monthly premiums for such coverage that it pays for active and similarly situated employees during the Severance Period.

Under the terms of the Separation Benefits Plan, subject to the execution and effectiveness of a severance and release of claims agreement, if, in connection with a Sale Event or during the Post-Sale Period, a named executive officer’s employment is terminated by the Company other than for Cause, or the named executive officer resigns for Good Reason, we will be obligated to:

•

pay a lump sum equal to the named executive officer’s monthly base salary for a period (the “Post-Sale Severance Period”) of (i) eighteen (18) months, in the case of the Dr. Schambye, or (ii) twelve (12) months, in the case of Dr. Lindmark and Messrs. Freve and Winslow;

•

accelerate the vesting of all equity awards held by such named executive officer at the date of termination (other than equity awards that vest on the basis of performance and do not provide solely for time-based vesting), such that all equity awards shall become 100% vested;

•

pay to the named executive officer a lump sum equal to 150%, in the case of Dr. Schambye, or (ii) 100%, in the case of Dr. Lindmark and Messrs. Freve and Winslow, of such named executive officer’s target bonus award for the year in which the termination of employment occurs, without regard to whether the performance goals or criteria applicable to such target bonus had been established or satisfied at the date of termination; and

•

for Messrs. Freve and Winslow, who are located in the United States and are eligible to receive medical, dental and/or vision insurance pursuant to COBRA, pay on their behalf the share of the monthly premiums for such coverage that it pays for active and similarly situated employees during the Severance Period.

If the severance benefits provided by the Separation Benefits Plan shall be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then such payments shall be reduced to avoid the imposition of such excise tax, provided, however, that such reduction shall only occur if the named executive officer’s reduced payments, in the aggregate, are greater than the aggregate payments to be received by the employee absent such reduction but with the imposition of the excise tax.

DIRECTOR COMPENSATION

The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors during the year ended December 31, 2023. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board of Directors in 2023 for their services as members of the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Other Compensation ($)(2)	Total ($)
Carl Goldfischer, M.D.	97,500	57,689	—	155,189
Jayson Dallas, M.D.	57,500	28,845	—	86,345
Chau Q. Khuong	55,000	28,845	—	83,845
Søren Møller, Ph.D.	—	—	—	—
Amit D. Munshi	50,000	28,845	—	78,845
Anne Prener, M.D.	55,000	28,845	—	83,845
David Shapiro, M.D.	70,000	28,845	49,998	148,843
(1)
These amounts reflect the aggregate grant date fair value of option awards in 2023 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements included in our 2023 Annual Report. As of December 31, 2023, Dr. Goldfischer held options to purchase 108,000 shares of common stock, Dr. Dallas held options to purchase 81,000 shares of our common stock, Mr. Khuong held options to purchase 63,000 shares of our common stock, Mr. Munshi held options to purchase 145,187 shares of our common stock, Dr. Prener held options to purchase 78,000 shares of our common stock and Dr. Shapiro held options to purchase 113,990 shares of our common stock. Dr. Møller does not hold any options to purchase our common stock.
(2)
Consists of fees paid to Dr. Shapiro pursuant to a consulting agreement with the Company. This consulting agreement was terminated effective as of December 31, 2023, and no future consulting payments are expected to be paid to Dr. Shapiro.

Under our director compensation program, we pay our non-employee directors a cash retainer for service on the Board of Directors and for service on each committee on which the director is a member. The chair of the Board of Directors and of each committee receive higher retainers for such service. Such fees are payable in arrears in four equal quarterly installments. The fees paid to non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director is a member are as follows:

	Member Annual Fee	Chair Annual Fee
Board of Directors	$40,000	$35,000
Audit Committee	$10,000	$10,000
Compensation Committee	$7,500	$7,500
Research and Development Committee	$7,500	$7,500
Nomination and Corporate Governance Committee	$5,000	$5,000

We reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our Board of Directors and any committee of our Board of Directors on which he or she serves.

Upon his or her initial election or appointment to our Board of Directors, each such non-employee director is granted an option to purchase 18,000 shares of our common stock under our 2020 Equity Incentive Plan. Each such option vest as to 2.778% of the shares of our common stock underlying such option at the end of each successive one-month period following the grant date until the third anniversary of the grant date, subject to the non-employee director’s continued service as a director.

Upon each date of our annual meeting of stockholders, each new and continuing non-employee directors is also granted an option to purchase 18,000 shares of our common stock under our 2020 Equity Incentive Plan. Each such option vests as to 8.333% of the shares of our common stock underlying such option at the end of each successive one-month period following the grant date until the one-year anniversary of the grant date, subject to the non-employee director’s continued service as a director. On each date of our annual meeting of stockholders, our chair of the board shall receive an option, with the same vesting terms as other non-employee directors, for 36,000 shares instead of 18,000 shares. All options issued to our non-employee directors under our director compensation program are issued at exercise prices equal to the fair market value of our common stock on the date of grant and become exercisable in full upon specified change in control events.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the amount of common stock of the Company beneficially owned, directly or indirectly, as of April 15, 2024, by (i) each current director of the Company, (ii) each named executive officer of the Company, (iii) all directors and executive officers of the Company as a group, and (iv) each person, or group of affiliated persons, who is known to the Company to beneficially own more than five percent (5%) of the outstanding shares of common stock of the Company, as determined through filings with the SEC and the percentage of the common stock outstanding represented by each such amount. All shares of common stock shown in the table reflect sole voting and investment power except as otherwise noted. This table is based on information supplied by our executive officers, directors and principal stockholders and Schedules 13D, 13G and other filings made with the SEC on or before April 15, 2024.

Beneficial ownership is determined by the rules of the SEC and includes voting or investment power of the securities. As of April 15, 2024, the Company had 27,112,697 shares of common stock outstanding. Shares of common stock subject to options that are currently exercisable or are exercisable within sixty (60) days after April 15, 2024 are considered to be outstanding for purposes of computing the percentage ownership of the persons holding these options but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Beneficial ownership representing less than one percent of our outstanding common stock is denoted with an “*.” Unless otherwise indicated, the address for each person listed below is c/o Galecto, Inc., Ole Maaloes Vej 3, DK-2200 Copenhagen N, Denmark.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5%+ Stockholders:
Novo Holdings A/S(1)	2,497,791	9.2%
Erik Otto(2)	2,060,000	7.6%
Sunstone Life Science Ventures Fund III K/S(3)	1,475,802	5.4%
Directors and Named Executive Officers:
Hans T. Schambye, M.D., Ph.D.(4)	1,257,872	4.4%
Jonathan Freve(5)	422,692	1.5%
Garrett Winslow(6)	170,145	*
Carl Goldfischer, M.D.(7)	1,157,055	4.2%
Amit D. Munshi(8)	149,980	*
David Shapiro, M.D.(9)	108,574	*
Jayson Dallas, M.D.(10)	81,000	*
Anne Prener, M.D.(11)	78,000	*
Chau Q. Khuong(12)	63,000	*
Bertil Lindmark, M.D., Ph.D.(13)	16,604	*
Søren Møller, Ph.D.	—	—
All executive officers and directors as a group (11 persons)	3,504,922	11.9%
(1)
This information is based on a Schedule 13D/A filed by Novo Holdings A/S (“Novo”) on September 30, 2022. Consists of 2,497,791 shares of common stock held by Novo. Novo has the sole power to vote and dispose of the shares, and no individual or other entity is deemed to hold any beneficial ownership in the shares. Søren Møller, Ph.D., a member of our Board of Directors, is employed as a Managing Partner at Novo. Dr. Møller is not deemed to hold any beneficiary ownership or reportable pecuniary interest in the shares held by Novo. Dr. Møller, Ph.D., who has served as a Class I director and whose term will expire on the date of Galecto’s 2024 Annual Meeting, has not been nominated for re-election at the 2024 Annual Meeting. The principal business address of Novo is Tuborg Havnevej 19, DK-2900 Hellerup, Denmark.
(2)
This information is based on a Schedule 13G filed by Erik Otto on February 9, 2024. Consists of 2,060,000 shares of common stock held by Erik Otto. Erik Otto has the sole power to vote and dispose of the shares, and no individual or other entity is deemed to hold any beneficial ownership in the shares. The principal business address of Erik Otto is 144 West Oakview Place, San Antonio, Texas, 78209-59401.
(3)
Consists of 1,475,802 shares of common stock held by Sunstone Life Science Ventures Fund III K/S, or Sunstone Fund III. Sunstone LSV General Partner III ApS, or Sunstone LSV GP III, is the general partner of Sunstone Fund III and has voting and dispositive power over all of the shares of held by Sunstone. The principal business address of Sunstone and Sunstone Life Science Ventures A/S is Store Strandstræde 18, DK-1255 Copenhagen, Denmark.

(4)
Consists of (i) 52,428 shares of common stock held by Dr. Schambye, and (ii) 1,205,444 shares of common stock issuable upon the exercise of options held by Dr. Schambye exercisable within 60 days of April 15, 2024.
(5)
Consists of (i) 12,000 shares of common stock held by Mr. Freve, and (ii) 410,692 shares of common stock issuable upon the exercise of options held by Mr. Freve exercisable within 60 days after April 15, 2024.
(6)
Consists of (i) 4,000 shares of common stock held by Mr. Winslow, and (ii) 166,145 shares of common stock issuable upon the exercise of options held by Mr. Winslow exercisable within 60 days after April 15, 2024.
(7)
Consists of (i) 9,587 shares of common stock held by Dr. Goldfischer, (ii) 1,020,036 shares of common stock held by Bay City Capital Fund V, L.P., or Fund V, (iii) 19,432 shares of common stock held by Bay City Capital Fund V Co-Investment Fund, L.P., or Co-Investment V. Bay City Capital Management V LLC, or Management V, is the general partner of Fund V and Co-Investment V. Bay City Capital LLC, or BCC, the manager of Management V, is also an advisor of Fund V and Co-Investment V and has sole voting and dispositive power with respect to the shares held by Fund V and Co-Investment V. Carl Goldfischer, M.D., a member of our Board of Directors, is an Investment Partner and Managing Director of BCC and may be deemed to share voting, investment and dispositive power with respect to the shares held by Fund V and Co-Investment V. The principal business address of Fund V and Co-Investment V is 1000 4th Street, Suite 500, San Rafael, CA 94901 and (iv) 108,000 shares of common stock issuable upon the exercise of options held by Dr. Goldfischer exercisable within 60 days after April 15, 2024.
(8)
Consists of (i) 4,793 shares of common stock held by Mr. Munshi and (ii) 145,187 shares of common stock issuable upon the exercise of options held by Mr. Munshi exercisable within 60 days after April 15, 2024.
(9)
Consists of 108,574 shares of common stock issuable upon the exercise of options held by Dr. Shapiro exercisable within 60 days after April 15, 2024.
(10)
Consists of 81,000 shares of common stock issuable upon the exercise of options held by Dr. Dallas exercisable within 60 days after April 15, 2024.
(11)
Consists of 78,000 shares of common stock issuable upon the exercise of options held by Dr. Prener exercisable within 60 days after April 15, 2024.
(12)
Consists of 63,000 shares of common stock issuable upon the exercise of options held by Mr. Khuong exercisable within 60 days after April 15, 2024. Mr. Khuong, who has served as a Class I director and whose term will expire on the date of Galecto’s 2024 Annual Meeting, has not been nominated for re-election at the 2024 Annual Meeting.
(13)
Consists of 16,604 shares of common stock held by Dr. Lindmark.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents aggregate summary information as of December 31, 2023, regarding the common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans:

			(c)
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	6,886,889	$4.58	1,059,182
Equity compensation plans not approved by security holders(2)	—	—	250,000
Total	6,886,889	$4.58	1,309,182

(1)
Securities included in column (a) consist of options to purchase shares of our common stock issued under our 2020 Stock Option Plan and 2020 Equity Incentive Plan. Securities included in column (c) represent shares of common stock available for future issuance under our 2020 Equity Incentive Plan.
(2)
Represents our 2022 Inducement Plan (the “Inducement Plan”), which was adopted by our Board of Directors on November 17, 2022. Our Board adopted the Inducement Plan to enhance our ability to attract, retain and motivate persons who are expected to make important contributions to the Company by providing these individuals with equity ownership opportunities. The Inducement Plan was adopted by the Board without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4). As required under Nasdaq Listing Rule 5635(c)(4), awards under the Inducement Plan may only be made to a new employee where the award is a material inducement to the employee’s entering into employment with the Company or its subsidiaries. The Inducement Plan provides for the grant of equity-based awards in the form of non-qualified stock options, stock appreciation rights, restricted stock, RSUs and other stock or cash-based awards. A total of 250,000 shares of our common stock have been reserved for issuance under the Inducement Plan, and as of April 15, 2024, no shares have been issued under the Inducement Plan. If an award under the Inducement Plan expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, any unused shares subject to the award will again be available for new grants under the Inducement Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

Other than the compensation agreements and other arrangements described in “Executive Officer Compensation” and “Director Compensation” elsewhere in this Proxy Statement and the relationships and transactions described below, since January 1, 2022, there was no transaction or series of transactions to which we were or will be a party in which:

•
the amount involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Executive Officer and Director Compensation

See the sections entitled “Executive Officer Compensation” and “Director Compensation” for information regarding compensation of our executive officers and directors.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our Company or that person’s status as a member of our Board of Directors, to the maximum extent allowed under Delaware law.

Policies and Procedures for Related Person Transactions

We adopted a written related party transactions policy requiring that transactions with directors, officers and holders of 5% or more of our voting securities and their affiliates, each a related party, be approved by our audit committee. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members. Our audit committee charter provides that the audit committee shall review and approve any related party transactions.

AUDIT COMMITTEE REPORT

Report of the Audit Committee of the Board of Directors

This report is submitted by the Audit Committee. The Audit Committee currently consists of the three directors whose names appear below. None of the members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act and the applicable rules of Nasdaq. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The Board has designated Dr. Goldfischer as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee operates under a written charter adopted by the Board.

The Audit Committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The Audit Committee has reviewed the Company’s financial statements for the fiscal year ended December 31, 2023 and met with management, as well as with representatives of EY Godkendt Revisionspartnerselskab, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements. The Audit Committee also discussed with members of EY Godkendt Revisionspartnerselskab the matters required to be discussed by the Auditing Standard No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

In addition, the Audit Committee received the written disclosures and the letter from EY Godkendt Revisionspartnerselskab required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with members of EY Godkendt Revisionspartnerselskab its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2023 be included in its Annual Report on Form 10-K for the year ended 2023.

The information contained in this Audit Committee report shall not be deemed to be “soliciting material,” “filed” or incorporated by reference into any past or future filing under the Exchange Act or the Securities Act, unless and only to the extent that the Company specifically incorporates it by reference.

Respectfully submitted by the
Audit Committee,

Carl Goldfischer, M.D.
Chau Khuong Amit D. Munshi

PROPOSAL 2: APPROVAL OF AN AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

On April 11, 2024, our Board of Directors unanimously approved, and recommended that our stockholders approve, an amendment (the “Certificate of Amendment”) to our Amended and Restated Certificate of Incorporation, to effect a reverse stock split at a ratio of not less than 1-for-4 and not greater than 1-for-25 (or any number in between) (the “Reverse Stock Split”), with the final decision of whether to proceed with the Reverse Stock Split, the effective time of the Reverse Stock Split, and the exact ratio of the Reverse Stock Split to be determined by the Board of Directors, in its discretion, at any time within one year of the date of the Annual Meeting without further approval or authorization from the Company’s shareholders. If the stockholders approve the Reverse Stock Split, and the Board of Directors decides to implement it, the Reverse Stock Split will become effective on a date and time to be determined by the Board of Directors that will be specified in the Certificate of Amendment. If the Board of Directors does not decide to implement the Reverse Stock Split within twelve months from the date of the Annual Meeting, the authority granted in this proposal to implement the reverse stock split will terminate.

The Reverse Stock Split, if implemented, will be realized simultaneously for all outstanding common stock. The Reverse Stock Split will affect all holders of common stock uniformly and each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares as described below. The Reverse Stock Split will not change the par value of our common stock and will not reduce the number of authorized shares of common stock.

Reasons for the Reverse Stock Split

The principal reason for the reverse stock split is to increase the per share trading price of our common stock in order to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement for continued listing on The Nasdaq Capital Market, although there can be no assurance that the trading price of our common stock would be maintained at such level or that we will be able to maintain the listing of our common stock on The Nasdaq Capital Market.

As previously reported, on September 27, 2023, we received a written notification (the “Notice Letter”) from Nasdaq indicating that we were not in compliance with Nasdaq Listing Rule 5550(a)(2), as the closing bid price for our common stock was below the $1.00 per share requirement for the last 30 consecutive business days. The Notice Letter stated that we had 180 calendar days, or until March 25, 2024 (the “Initial Compliance Period”), to regain compliance with the minimum bid price requirement. To regain compliance with the minimum bid price requirement, the closing bid price of our common stock must be at least $1.00 per share for a minimum of 10 consecutive trading days during this 180-day compliance period, unless the Nasdaq staff exercises its discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

On March 26, 2024, Nasdaq notified us in writing that while we had not regained compliance with the Bid Price Rule, we are eligible for an additional 180-day compliance period, or until September 23, 2024, to regain compliance with the Bid Price Rule. Nasdaq’s determination was based on us having met the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, with the exception of the bid price requirement, and on our written notice to Nasdaq of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

The Board of Directors has considered the potential harm to the Company and our stockholders should Nasdaq delist our common stock. Delisting from Nasdaq would likely adversely affect our ability to raise additional financing through the public or private sale of equity securities and would significantly affect the ability of investors to trade our securities. Delisting would also likely negatively affect the value and liquidity of our common stock because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets.

We believe that our best option to meet Nasdaq’s $1.00 minimum bid price requirement before the end of the any extension period we may be granted by the Panel is to effect the Reverse Stock Split to increase the per-share trading price of our common stock. Given the volatility and fluctuations in the capital markets, the likelihood of our stock price increasing to meet the Nasdaq listing requirements within any additional extension period without the Reverse Stock Split cannot be determined and we may have to take additional actions to comply with Nasdaq requirements.

In addition, we believe that the low per share market price of our common stock impairs its marketability to and acceptance by institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the pricing of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of stock.

Further, we believe that a higher stock price could help us establish business development relationships with other companies. Theoretically, decreasing the number of shares of common stock outstanding should not, by itself, affect our reputation in our business community. In practice, however, we believe that potential business development partners may be less confident in the prospects of a company with a low stock price, and are less likely to enter into business relationships with a company with a low stock price. If the Reverse Stock Split successfully increases the per share price of our common stock, we believe this may increase our ability to attract business development partners.

We further believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the Reverse Stock Split successfully increases the per share price of our common stock, we believe this increase will enhance our ability to attract and retain employees and service providers.

We hope that the decrease in the number of shares of our outstanding common stock as a consequence of the reverse stock split, and the anticipated increase in the price per share, will encourage greater interest in our common stock by the financial community and the investing public, help us attract and retain employees and other service providers, help us raise additional capital through the sale of stock in the future if needed, and possibly promote greater liquidity for our stockholders with respect to those shares presently held by them. However, the possibility also exists that liquidity may be adversely affected by the reduced number of shares which would be outstanding if the Reverse Stock Split is effected, particularly if the price per share of our common stock begins a declining trend after the Reverse Stock Split is effected.

The Board of Directors believes that stockholder adoption of a range of Reverse Stock Split ratios (as opposed to adoption of a single reverse stock split ratio or a set of fixed ratios) provides maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of the Company. In determining a ratio following the receipt of stockholder adoption, the Board of Directors (or any authorized committee of the Board of Directors) may consider, among other things, factors such as:

•
the historical trading price and trading volume of our common stock;
•
the number of shares of our common stock outstanding;
•
the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;
•
the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;
•
the continued listing requirements of Nasdaq; and
•
prevailing general market and economic conditions.

The Board of Directors (or any authorized committee of the Board of Directors) reserves the right to elect to abandon the Reverse Stock Split, notwithstanding stockholder adoption thereof, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company.

Text of the Amendment

If the Reverse Stock Split is approved by the stockholders and the Board of Directors elects to implement it, the following paragraph shall be added after subsection (A) of ARTICLE IV of the Charter:

“(d) Effective at , Eastern Time, on       , 202 (the “Split Effective Time”), every     ( ) shares of common stock issued and outstanding or held by the Corporation as treasury shares as of the Split Effective Time shall automatically, and without action on the part of the stockholders, be combined, reclassified and changed into one (1) validly issued, fully paid and non-assessable share of common stock, without effecting a change to the par value per share of common stock, subject to the treatment of fractional interests as described below (the “Reverse Split”). Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the combination effected by the preceding sentence. The Board of Directors shall make provision for the issuance of that number of fractions common stock such that any fractional share of a holder otherwise resulting from the Reverse Split shall be rounded up to the next whole number of shares of common stock. As of the Split Effective Time and thereafter, a certificate(s) representing shares of common stock prior to the Reverse Split is deemed to represent the number of post-Reverse Split shares into which the pre-Reverse Split shares were reclassified and combined. The Reverse Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, common stock of the Corporation and all references to such common stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of common stock shall be deemed to be references to the common stock or options or rights to purchase or acquire shares of common stock, as the case may be, after giving effect to the Reverse Split.”

The Certificate of Amendment attached hereto as Appendix A reflects the changes that will be implemented to our Amended and Restated Certificate of Incorporation if the Reverse Stock Split is approved by the stockholders and the Board of Directors elects to implement it.

Effects of the Reverse Stock Split

If the stockholders approve the proposal to authorize the Board of Directors to implement the Reverse Stock Split and the Board of Directors implements the Reverse Stock Split, we will amend the existing provision of Article IV of our Charter in the manner set forth above.

By approving this amendment, stockholders will approve the combination of any whole number of shares of common stock between and including four (4) and twenty-five (25), with the exact number to be determined by the Board of Directors, into one (1) share. The Certificate of Amendment to be filed with the Secretary of State of the State of Delaware will include only that number determined by the Board of Directors to be in the best interests of the Company and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.

As explained above, the Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock and the exchange ratio will be the same for all issued and outstanding shares of stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in an adjustment to a stockholder’s ownership of common stock due to the effect of rounding up fractional shares in the Reverse Stock Split, as described in the section titled “Fractional Shares,” below. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the Company’s continuing obligations under the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the Reverse Stock Split, our common stock will continue to be listed on The Nasdaq Capital Market, under the symbol “GLTO,” although it would receive a new CUSIP number.

Upon effectiveness of the Reverse Stock Split, the number of authorized shares of common stock that are not issued or outstanding will increase substantially, because the proposed amendment will not reduce the number of authorized shares, while it will reduce the number of outstanding shares by a factor of between and including four (4) and twenty-five (25), depending on the exchange ratio selected by the Board of Directors.

The shares that are authorized but unissued after the Reverse Stock Split will be available for issuance, and, if we issue these shares, the ownership interest of holders of our common stock may be diluted. We may issue such shares to raise capital and/or as consideration in acquiring other businesses or establishing strategic relationships with other companies. Such acquisitions or strategic relationships may be effected using shares of common stock or other securities convertible into common stock and/or by using capital that may need to be raised by selling such securities. We do not have any agreement, arrangement or understanding at this time with respect to any specific transaction or acquisition for which the newly unissued authorized shares would be issued.

The following table contains approximate information relating to our common stock, based on share information as of April 15, 2024. The following table is for illustrative purposes only. The number of shares of our common stock may increase prior to us effecting the Reverse Stock Split. Our Board will not select a reverse split ratio that will result in us having fewer than 500,000 publicly held shares under Nasdaq continued listing standards.

Name	Current	After the Reverse Stock Split if the Minimum 1:4 Ratio is Selected	After the Reverse Stock Split if the Maximum 1:25 Ratio is Selected
Authorized common stock	300,000,000	300,000,000	300,000,000

Common stock issues and outstanding	27,112,697	6,778,174	1,084,508

Common stock issuable upon exercise of outstanding stock options, and settlement of restricted stock units	6,814,964	1,703,741	272,599

Common stock reserved for issuance for future grants under 2020 Equity Incentive Plan	2,414,817	603,704	96,593

Common stock authorized but unissued and unreserved/unallocated	263,657,522	290,896,400	298,543,423

Authorized Preferred Stock	10,000,000	10,000,000	10,000,000

Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the Board an effective increase in the authorized shares available for issuance, in its discretion. The Board from time to time may deem it to be in the best interests of the Company to enter into transactions and other ventures that may include the issuance of shares of our common stock. If the Board authorizes the issuance of additional shares subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Reverse Stock Split is approved by the Company’s stockholders, and if at such time the Board of Directors still believes that a Reverse Stock Split is in the best interests of the Company and its stockholders, the Board of Directors will determine the ratio of the Reverse Stock Split to be implemented. The Reverse Stock Split will become effective as of the date and time specified in the Certificate of Amendment as filed with the office of the Secretary of State of the State of Delaware (the “effective time”). The Board of Directors will determine the exact timing of the filing of the Certificate of Amendment based on its evaluation as to when the filing would be the most advantageous to the Company and its stockholders. If the Board of Directors does not decide to implement the Reverse Stock Split within twelve months from the date of the Annual Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate.

Except as described below under the section titled “Fractional Shares,” at the effective time, each whole number of issued and outstanding pre-reverse split shares that the Board of Directors has determined will be combined into one post-reverse split share, will, automatically and without any further action on the part of our stockholders, be combined into and become one share of common stock, and each certificate which, immediately prior to the effective time represented pre-reverse stock split shares, will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. In lieu of issuing fractional shares, stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of the fractional share to the nearest whole number.

Risks Associated with the Reverse Stock Split

We cannot predict whether the Reverse Stock Split will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied, and the market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. Further, there are a number of risks associated with the Reverse Stock Split, including:

•
The market price per share of our shares of common stock post-Reverse Stock Split may not remain in excess of the $1.00 minimum bid price per share as required by Nasdaq, or the Company may fail to meet the other requirements for continued listing on Nasdaq, resulting in the delisting of our common stock.
•
Although the Board of Directors believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds. Further, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the interest of new investors in the shares of our common stock. As a result, the trading liquidity of the shares of our common stock may not improve as a result of the Reverse Stock Split and there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above.
•
The Reverse Stock Split could be viewed negatively by the market and other factors, such as those described above, may adversely affect the market price of the shares of our common stock. Consequently, the market price per post-Reverse Stock Split shares may not increase in proportion to the reduction of the number of shares of our common stock outstanding before the implementation of the Reverse Stock Split. Accordingly, the total market capitalization of our shares of common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Any reduction in total market capitalization as the result of the Reverse Stock Split may make it more difficult for us to meet the Nasdaq Listing Rule regarding minimum value of listed securities, which could result in our shares of common stock being delisted from The Nasdaq Capital Market.
•
The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Book-Entry Shares

If the Reverse Stock Split is effected, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted automatically by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from our transfer agent that indicates the number of post-reverse stock split shares of our common stock owned in book-entry form.

Certificated Shares

As soon as practicable after the effective time of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us or our exchange agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Principal Effects of Reverse Stock Split on Outstanding Options and Option Plan

As of the Record Date, there were outstanding stock options to purchase an aggregate of shares of our common stock with a weighted average exercise price of $ per share. When the Reverse Stock Split becomes effective, the number of shares of common stock covered by such rights will be reduced to between and including one-quarter and one-twenty-fifth the number currently covered, and the exercise price per share will be increased by between and including four and twenty-five times the current exercise price, resulting in the same aggregate price being required to be paid therefor upon exercise thereof as was required immediately preceding the Reverse Stock Split.

In addition, the number of shares of common stock and number of shares of common stock subject to stock options or similar rights authorized under the Company’s equity incentive plan and employee stock purchase plan will be proportionately adjusted by the Compensation Committee for the reverse stock split ratio, such that fewer shares will be subject to such plans. Further, the Compensation Committee will proportionately adjust the per share exercise price under such plans to reflect the Reverse Stock Split.

Accounting Matters

The Reverse Stock Split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged at the effective time of the split, the components that make up the common stock capital account will change by offsetting amounts. Depending on the size of the Reverse Stock Split the Board of Directors decides to implement, the stated capital component will be reduced proportionately based upon the Reverse Stock Split and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. Immediately after the Reverse Stock Split, the per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. All historic share and per share amounts in our financial statements and related footnotes will be adjusted accordingly for the Reverse Stock Split.

Effect on Par Value

The proposed amendment to our Amended and Restated Certificate of Incorporation will not affect the par value of our common stock, which will remain at $0.00001 per share.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

No Dissenters’ Appraisal Rights

Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenters’ appraisal rights with respect to the Reverse Stock Split, and the Company will not independently provide stockholders with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following is not intended as tax or legal advice. Each holder should seek advice based on his, her or its particular circumstances from an independent tax advisor.

The following is a summary of certain United States federal income tax consequences of the Reverse Stock Split generally applicable to beneficial holders of shares of our common stock but does not purport to be a complete analysis of all potential tax effects. This summary addresses only such stockholders who hold their pre-reverse stock split shares as capital assets and will hold the post-reverse stock split shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult its tax advisor as to the particular facts and circumstances which may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Stock Split.

This discussion is limited to holders of our common stock that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

•
an individual who is a citizen or resident of the United States;
•
an individual who is a citizen or resident of the United States;
•
a corporation (or other entity taxable as a corporation for U.S. Federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

Exchange Pursuant to Reverse Stock Split

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. No gain or loss will be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the Reverse Stock Split, except to the extent of cash, if any, received in lieu of fractional shares, further described in “Cash in Lieu of Fractional Shares” below. The aggregate tax basis of the post-reverse stock split shares received in the Reverse Stock Split, including any fractional share deemed to have been received, will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor, and the holding period of the post-reverse stock split shares will include the holding period of the pre-reverse stock split shares. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Rounding Up of Fractional Shares

As noted above, we will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be automatically entitled to receive an additional fraction of a share of common stock to round up to the next whole post-split share. The U.S. federal income tax treatment of the receipt of such a fractional share in a Reverse Stock Split is not clear. It is possible that the receipt of such an additional fraction of a share of common stock may be treated as a distribution taxable as a dividend or as an amount received in exchange for common stock. We intend to treat the issuance of such an additional fraction of a share of common stock in the Reverse Stock Split as a non-recognition event, but there can be no assurance that the Internal Revenue Service or a court would not successfully assert otherwise.

Information Reporting and Backup Withholding

A U.S. Holder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. A U.S. Holder of our common stock will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to not file the Certificate of Amendment and to abandon any reverse stock split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Certificate of Amendment, even if the authority to effect these amendments is approved by our stockholders at the annual meeting. By voting in favor of a reverse stock split, you are expressly also authorizing the Board of Directors to delay, not proceed with, and abandon, these proposed amendments if it should so decide, in its sole discretion, that such action is in the best interests of our stockholders.

Vote Required

The affirmative vote of the majority of the outstanding shares of Common Stock entitled to vote on such matter is required for the approval of the Certificate of Amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split of our Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR

THE APPROVAL OF THE CERTIFICATE OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THE APPROVAL OF PROPOSAL NO. 2 UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

(PROPOSAL 2 ON YOUR PROXY CARD)

PROPOSAL 3: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of EY Godkendt Revisionspartnerselskab, independent registered public accounting firm, has been selected by the Audit Committee as auditors for the Company for the fiscal year ending December 31, 2024. EY Godkendt Revisionspartnerselskab has served as the independent registered public accounting firm for the Company since 2019. A representative of EY Godkendt Revisionspartnerselskab is expected to virtually attend the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

The Company’s organizational documents do not require that the stockholders ratify the selection of EY Godkendt Revisionspartnerselskab as the Company’s independent registered public accounting firm. The Company requests such ratification as a matter of good corporate practice. The selection of EY Godkendt Revisionspartnerselskab as our independent registered public accounting firm will be ratified if the votes cast FOR exceed the votes cast AGAINST the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter. Abstentions and broker non-votes, if any, will have no effect on the ratification. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain EY Godkendt Revisionspartnerselskab, but still may retain this firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of fees incurred by EY Godkendt Revisionspartnerselskab for the fiscal years ended December 31, 2023 and 2022:

	2023	2022
Audit Fees(1)	$575,000	$575,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	13,112	18,000
Total Fees for Services Provided	$588,112	$593,000
(1)
“Audit Fees” consists of fees for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statement and other professional services provided in connection with regulatory filings.
(2)
“All Other Fees” consists of fees related to advice on jurisdiction-specific equity grants under the Company’s 2020 Equity Incentive Plan. All such fees were approved by the Audit Committee. These fees were paid in Danish Krone and converted to U.S. dollar using an average exchange rate of 6.8928:1 for 2023 and 7.0830:1 for 2022.

Pre-Approval Policies and Procedures

The Company’s Audit Committee has adopted procedures requiring the pre-approval of all non-audit services performed by the Company’s independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services and the cost for such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

A standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid for such services and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations may include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

Voting Requirement to Approve Proposal

For Proposal 3, a majority of the votes properly cast for and against is required to ratify the appointment of EY Godkendt

Revisionspartnerselskab as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR

THE RATIFICATION OF THE SELECTION OF EY GODKENDT REVISIONSPARTNERSELSKAB AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 3 ON YOUR PROXY CARD)

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We are committed to high standards of integrity and ethics in the way we conduct our business. In 2020, our Board of Directors adopted a Code of Business Conduct and Ethics, which applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics establishes our policies and expectations with respect to a wide range of business conduct, including the preparation and maintenance of our financial and accounting information, our compliance with laws, and possible conflicts of interest.

Under our Code of Business Conduct and Ethics, each of our directors and employees is required to report suspected or actual violations to the extent permitted by law. In addition, we have adopted separate procedures concerning the receipt and investigations of complaints relating to accounting or audit matters. These procedures have been adopted by the Board of Directors and are administered by our Audit Committee.

A current copy of our Code of Business Conduct and Ethics is posted on our website at https://ir.galecto.com/corporate-governance/governance-documents. If we make any substantive amendments to, or grant any waivers from, the Code of Business Conduct and Ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Hedging and Pledging Policy

Under our Insider Trading Policy, all of our directors, executive officers and employees are prohibited from (1) selling our securities “short” at any time and (2) holding our stock in a margin account. In addition, unless the transaction has been approved by our Audit Committee, all of our directors, executive officers and employees may not (1) pledge our stock as collateral for a loan, (2) buy or sell puts, calls or similar instruments on our securities or (3) engage in any other hedging transactions with respect to our securities.

Compensation Recovery Policy

Our Board of Directors adopted a Compensation Recovery Policy effective as of November 16, 2023 (the “Compensation Recovery Policy”), in compliance with the Nasdaq listing rules, which requires recovery from executive officers of incentive-based compensation that is earned, granted or vested based on the achievement of a financial reporting measure in the event of a required accounting restatement of previously issued financial statements. The recoverable compensation includes any compensation received after the effective date of the Compensation Recovery Policy and in the three-year fiscal period preceding the date we were required to prepare the accounting restatement that is in excess of the amount that would have been earned, paid or vested had it been calculated based on the restated financial statements. Recovery is required regardless of fault or a covered officer’s role in the financial reporting process. The Compensation Recovery Policy has been filed as Exhibit 97 to our Annual Report on Form 10-K for the year ended December 31, 2023. At no time during or after the year ended December 31, 2023, were we required to prepare an accounting restatement that required recovery of erroneously awarded compensation pursuant to the Compensation Recovery Policy, nor was there, on December 31, 2023, an outstanding balance of erroneously awarded compensation to be recovered from the application of the policy to a prior restatement.

STOCKHOLDER PROPOSALS

Stockholder Proposals

Our Amended and Restated By-Laws (“By-Laws”) establish an advance notice procedure for stockholders who wish to nominate a person for election to our Board of Directors or present a proposal to be considered at an Annual Meeting of Stockholder (“Annual Meeting”), but who do not intend for the nomination or proposal to be included in our proxy statement. To make a nomination or proposal, the stockholder must be of record at the time the notice is made, must be entitled to vote at the Annual Meeting, must be present (in person or by proxy) at the Annual Meeting, and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act) and certain additional information. The stockholder must deliver timely written notice by mailing any nomination or proposal to: Corporate Secretary, Galecto, Inc., Ole Maaloes Vej 3, DK-2200 Copenhagen N, Denmark.

To be timely for our 2025 Annual Meeting, our corporate secretary must receive the written notice at our principal executive offices

•
not earlier than the close of business on February 20, 2025; and
•
not later than the close of business on March 22, 2025.

In the event that we hold our 2025 Annual Meeting more than 30 days before or more than 60 days after the first anniversary of the date of our 2024 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no later than the close of business on the later of the following two dates:

•
the 90th day prior to our 2025 Annual Meeting; or
•
the 10th day following the day on which public announcement of the date of our 2025 Annual Meeting is first made.

Our By-Laws specify the requirements as to form and content of all stockholders’ notices with respect to nominations of director candidates and proposals for other business. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting. Any stockholder wishing to make a nomination must also include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the Proxy Statement and to serve as a director if elected, and such information as we might reasonably require to determine the eligibility of the person to serve as a director.

As to proposals for other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with the procedures prescribed in Rule 14a-8 under the Exchange Act and in our By-Laws. Our corporate secretary must receive stockholder proposals intended to be included in our proxy statement and form of proxy relating to our 2025 Annual Meeting made under Rule 14a-8 no later than , 2025, unless the date of the 2025 Annual Meeting is held more than 30 days before or after June 20, 2025, in which case the proposal must be received a reasonable time before we begin to print and send proxy materials for the 2025 Annual Meeting.

In addition to the requirements set forth above, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice by the same deadline noted herein to submit a notice of nomination at an annual meeting of stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b) under the Securities Exchange Act of 1934.

Any proposal of business or nomination should be mailed to: Corporate Secretary, Galecto, Inc., Ole Maaloes Vej 3, DK-2200 Copenhagen N, Denmark.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information that the Company files at the SEC’s public reference room at the following location: 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-732-0330 for further information on the public reference room. The Company’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may also read and copy any document the Company files with the SEC on our website at www.galecto.com under the “Investors” menu.

You should rely on the information contained in this document to vote your shares at the Annual Meeting. The Company has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April , 2024. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

FORM 10-K

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by us is available on the SEC’s website, http://www.sec.gov.

We will provide without charge to each person to whom a copy of the proxy statement is delivered, upon the written or oral request of any such persons, additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the SEC. Requests for such copies should be addressed to:

Galecto, Inc. Ole Maaloes Vej 3 DK-2200 Copenhagen N
Denmark
(+45) 70 70 52 10
Attention: Garrett Winslow

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. This request may be submitted by contacting Galecto, Inc., Ole Maaloes Vej 3, DK-2200 Copenhagen N, Denmark, (+45) 70 70 52 10, Attention: Garrett Winslow. The Company will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact our Corporate Secretary using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual reports, and proxy statements, you may request householding in the future by contacting our Corporate Secretary.

OTHER BUSINESS

The Board of Directors knows of no business to be brought before the 2024 Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the 2024 Annual Meeting unless they receive instructions from you with respect to such matter.

Annex A

Proposed Amendment to Amended and Restated Certificate of Incorporation

CERTIFICATE OF AMENDMENT

TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
GALECTO, INC.

Galecto, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1. Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Charter”).

2. This Certificate of Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

3. Upon this Certificate of Amendment becoming effective, the Charter is hereby amended as follows:

ARTICLE IV of the Charter is hereby amended by adding the following new paragraph at the end of such article:

“C. REVERSE STOCK SPLIT

Effective at , Eastern Time, on       , 202 (the “Split Effective Time”), every     ( ) shares of common stock issued and outstanding or held by the Corporation as treasury shares as of the Split Effective Time shall automatically, and without action on the part of the stockholders, be combined, reclassified and changed into one (1) validly issued, fully paid and non-assessable share of common stock, without effecting a change to the par value per share of common stock, subject to the treatment of fractional interests as described below (the “Reverse Split”). Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the combination effected by the preceding sentence. The Board of Directors shall make provision for the issuance of that number of fractions common stock such that any fractional share of a holder otherwise resulting from the Reverse Split shall be rounded up to the next whole number of shares of common stock. As of the Split Effective Time and thereafter, a certificate(s) representing shares of common stock prior to the Reverse Split is deemed to represent the number of post-Reverse Split shares into which the pre-Reverse Split shares were reclassified and combined. The Reverse Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, common stock of the Corporation and all references to such common stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of common stock shall be deemed to be references to the common stock or options or rights to purchase or acquire shares of common stock, as the case may be, after giving effect to the Reverse Split.”

4. This Certificate of Amendment shall become effective at , Eastern Time, on      , 202 .

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation as of      , 202 .

GALECTO, INC.

By: __________________________

Name: Hans T. Schambye, M.D., Ph.D.

Title: Chief Executive Officer

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V44726-TBD For Against Abstain GALECTO, INC. GALECTO, INC. 75 STATE STREET, SUITE 100 BOSTON, MA 02109 ATTN: GARRETT WINSLOW 1a. Anne Prener, M.D. Nominee: 2. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the shares of the Company's common stock at a ratio of not less than 1-for-4 and not greater than 1-for-25 (or any number in between), with the exact ratio of, effective time of and decision to implement the reverse stock split to be determined by the Board of Directors at any time within one year of the date of the Annual Meeting without further approval or authorization from the Company’s stockholders. 3. Ratification of the appointment of EY Godkendt Revisionspartnerselskab as the independent registered public accounting firm. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. Election of Class I Director The Board of Directors recommends you vote FOR the following: The Board of Directors recommends that you vote FOR the following proposals: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Withhold VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GLTO2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE

V44727-TBD Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. GALECTO, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS June 20, 2024 The shareholder(s) hereby appoint(s) Hans T. Schambye and Jonathan Freve, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Galecto, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at 9:00 a.m., Eastern Time on Thursday, June 20, 2024, at www.virtualshareholdermeeting.com/GLTO2024, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTOR, AND FOR PROPOSALS 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side